UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 1, 2017, the Board of Directors of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), elected Ron Huberman to the Board of Directors. Mr. Huberman will hold office until the next annual meeting of stockholders (and until his successors shall have been duly elected and qualified). The Company has not yet made a determination as to the committees of the Board of Directors on which Mr. Huberman will serve. Mr. Huberman currently serves as Senior Advisor of PeopleAdmin, a talent management software company.

There are currently no arrangements or understandings between Mr. Huberman and any other persons pursuant to which he was selected as a director of the Company and he is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

Mr. Huberman shall be eligible to participate in all previously established and disclosed compensation and benefit plans in which non-employee directors participate. Information regarding these compensation and benefit plans are described in the Company’s Information Statement, filed as Exhibit 99.1 to the Company’s Form 10-12B/A, filed with the Securities and Exchange Commission on April 11, 2016 and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.

(Registrant)

Date: March 3, 2017	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel